CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS




As the independent registered public accountants, we hereby consent to the inclusion of our audit report dated April 17, 2007, relating to the financial statements of Amerigo Energy, Inc. in this Form S-4. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2006 or performed any audit procedures subsequent to the date of our report.




/s/ Reeves Evans McBride and Zhang, LLP
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Reeves Evans McBride and Zhang, LLP
Las Vegas, Nevada
March 2, 2009